EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

IBHAS TECHNOLOGIES INC.
1030 West Georgia Street
Suite 1208
Vancouver, BC, Canada
V6E 2Y3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of IBHAS TECHNOLOGIES INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: IBHAS TECHNOLOGIES INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________

Signature of Purchaser

___________________________________

Printed Name of Purchaser

___________________________________

Social Security Number/Tax I.D. Number

Number of Shares Purchased Total Subscription Price

__________________________ ________________________

Form of Payment: Cash _________________

Check# _________________

Other   _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

IBHAS TECHNOLOGIES INC.

BY: __________________________________
Title: ___________________________